HIBBETT SPORTS

INVESTOR PRESENTATION – ACQUISITION OF CITY GEAR

October 30, 2018


HIBBETT SPORTS
city G.E.A.R

WARNING ABOUT FORWARD-LOOKING STATEMENTS

This presentation provides supplemental information regarding our proposed acquisition of City Gear, LLC. Certain statements contained herein are "forward-looking statements" that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as "believe," "anticipate," "expect," "intend," "plan," "forecast," "guidance," "outlook," "estimate," "may," "could," "possible," "potential" or other similar words, phrases or expressions. These forward-looking statements are based on information currently available to management. Various risks, uncertainties and other factors, many of which are outside of our control, could cause actual future events, developments and results to vary significantly from those anticipated in such statements. The forward-looking statements in this communication are based on our current beliefs and assumptions about our operations and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the proposed acquisition of City Gear, the financing of the proposed transaction, the benefits, results, effects and timing of the proposed transaction, future financial and operating results of the combined company, and the combined company's plans, objectives, expectations (financial or otherwise) and intentions. There can be no assurances that we will realize these expectations or that our beliefs and assumptions will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Risks and uncertainties related to the proposed acquisition of City Gear include, among others: the risk that any regulatory approvals required for the acquisition are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the financing required to fund the transaction becomes unavailable; the risk that the conditions to the closing of the transaction are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; uncertainties as to the timing of the consummation of the transaction; competitive responses to the proposed acquisition; costs and difficulties related to the integration of City Gear's business and operations with our business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the acquisition; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the acquisition; the potential for litigation or governmental investigations relating to the acquisition; the inability to retain key personnel; any changes in general economic and/or industry specific conditions; and the effect of new laws, tariffs and governmental regulations on the combined company. The foregoing list of risks and uncertainties is not exhaustive. Consequently, investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission (SEC), including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on March 30, 2018, and in our Quarterly Reports on Form 10-Q filed on June 13, 2018 and September 13, 2018, and in other reports filed by us with the SEC, which are available at the SEC's website http://www.sec.gov.

Please read our "Risk Factors" and other cautionary statements contained in these filings. Our forward-looking statements speak only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that expected outcomes or events expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and uncertainties, actual outcomes or events could vary significantly from those anticipated herein, and our business could be materially adversely affected.

TRANSACTION STRUCTURE AND TIMING HIGHLIGHTS

Consideration	▪ 100% acquisition of City Gear membership interests for cash
Structure	▪ City Gear will continue to be led by current management ▪ $88.0mm to be paid at transaction close ▪ Up to $10.0mm paid following FY 2020 if certain financial targets are achieved ▪ Up to $15.0mm paid following FY 2021 if certain financial targets are achieved
Financing for Initial Payment	▪ $38.0mm excess cash from Hibbett balance sheet ▪ $50.0mm drawn on upsized $100mm revolving credit facilities
Timing	▪ Subject to customary regulatory approvals ▪ Expected to close by calendar 2018 year-end

COMPELLING RATIONALE FOR HIBBETT SHAREHOLDERS

Strategic Rationale	Financial Highlights
Market leading brand in premium athletic footwear, apparel, and accessories, complementing Hibbett's existing offerings	Enhances growth and leverages Hibbett's infrastructure
Differentiated product assortment with deeply passionate customer base	100% of consideration financed with excess cash and upsized credit facilities – no equity dilution
Substantial opportunity for continued growth and geographically compatible	Earnings and cash flow accretive [in FY20 and beyond]
Strong brand relationships	Opportunities for meaningful synergies

CITY GEAR: BACKGROUND

Introduction to City Gear

1978 Year Founded	Memphis, TN Headquarters
135 Stores in Footprint	Private Ownership

- City Gear is a growing specialty retailer with a strong brand identity
- With a Southern and Central U.S. footprint, City Gear has a significant presence catering to the fashion-forward consumer
- City Gear is known for superior customer service and a compelling assortment of branded products

Key Facts

~$190M Total Revenue	~$1.4M Avg. Sales per Store
15 States	~5% LFY SSS Growth

Deeply Woven Into the U.S. "Sneaker Culture"

Brand Offerings

Nike, Jordan, adidas, New Era, Puma, Levi's, Converse, Timberland, UGG, True Religion, Grindhouse Denim, FILA

Demographics

- ✓ Age Range: 10 – 30
- ✓ Fashion-forward
- ✓ Brand loyal
- ✓ Underserved markets

Product Offerings





135 Store Footprint Throughout the Southern and Central U.S.



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OPPORTUNITY FOR GROWTH

Geographic & New Markets

- Continue growth in targeted new markets and take advantage of fill-in opportunities in existing markets.
  - Significant foundation in place with 135 stores open
  - Hibbett infrastructure provides platform for extended growth
- Average store size ~5,000 square feet
- Approx. 70% stores located in strip centers

Continue Store Growth


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Omni-Channel & Systems

- Improve omni-channel capability, including a separate online banner and store connectivity to provide a seamless shopping experience
- Leverage CRM capability and loyalty program to connect with core customers
- Leverage Hibbett's key systems to provide efficiencies and enable future growth

Leverage Capabilities


city
GEAR

Retail & Merchandising

- Leverage vendor relationships to deliver premium merchandise and differentiated assortments
- Build on strong loyalty and brand name
  - Community centric, authentic
  - Assortment of high demand, limited distribution products
- Interact with customers through relevant local marketing, media, sponsorships and music
- Enhance the store experience

Maximize Brand & Lifestyle Trends